Exhibit 99.6

AMENDMENT TO

BOSTON COMMUNICATIONS GROUP, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

NON-FOUNDERS’ AGREEMENT

THIS AMENDMENT by and between Boston Communications Group, Inc., a Massachusetts corporation having a mailing address of 55 Middlesex Turnpike, Bedford MA 01730 (the “Company”), and Kimberly Obremski (the “Executive”).

WHEREAS, the Company and the Executive entered into a certain supplemental executive retirement agreement dated as of November 1, 2002 (the “Agreement”);

WHEREAS, the Company and the Executive desire to amend the Agreement to provide that certain amounts shall be grandfathered, and thus not subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations issued thereunder (“Grandfathered Benefit”);

WHEREAS, the Executive hereby elects to receive a lump sum distribution of the Grandfathered Benefit; and

WHEREAS, the Company and the Executive desire to select a date for a lump sum payment of the accrued benefit under this Agreement that is not grandfathered under Section 409A of the Code; and

WHEREAS, the Company and the Executive desire to terminate the Agreement effective as of January 2, 2007.

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

Section 1.1. is hereby amended to read as follows:

1.1.2	Post-2004 Accrued Benefit

shall mean an annual supplemental retirement benefit in an amount determined by:

multiplying (i) the Benefit Percentage (determined as of the date of termination of employment) times (ii) the Executive’s Final Average Compensation (determined as of the date of termination of employment);

then, multiplying such result by the Vested Percentage (determined as of the date of termination of employment, except that on December 19, 2006 the Board of Directors agreed to increase the Vested Percentage to 100% for the Executive); and

then subtracting from such result the following:

the annual amount payable (before earnings reductions) to the Executive as a family Social Security retirement benefit at age sixty-five (65) (or such later age as full Social Security benefits would become payable to the Executive under then-applicable law, it being understood that this deduction will be made even if benefits are not yet being paid to the Executive);

the annual pension payable to the Executive from any defined benefit plan of the Company or any prior employer of the Executive (using the annual pension amount as in effect as of December 31, 2006), and the aggregate Annual Annuity Equivalent for any and all defined contribution plans, including 401(k) plans (excluding any amounts attributable to the Executive’s own contributions) maintained by the Company during the Executive’s employment (determined as of December 31, 2006).

Such result shall then be further reduced by subtracting the Executive’s Pre-2005 Accrued Benefit in accordance with Section 1.1A.

Notwithstanding the forgoing, in the event of the occurrence of any of the circumstances described in Section 1.17.2, the Vested Percentage shall not be adjusted pursuant to Section 1.17.2.

For all purposes under this Agreement, the Executive’s Post-2004 Accrued Benefit shall be paid in the Actuarial Equivalent form of a lump sum.

A new Section 1.1A is hereby added to read as follows:

1.1A Pre-2005 Accrued Benefit

shall mean an annual supplemental retirement benefit in an amount determined by:

multiplying (i) the Benefit Percentage (determined as of December 31, 2004) times (ii) the Executive’s Final Average Compensation (determined as of December 31, 2004);

then, multiplying such result by the Vested Percentage (determined as of December 31, 2004); and

then subtracting from such result the following:

the annual amount payable (before earnings reductions) to the Executive as a family social security retirement benefit at age sixty-five (65) (or such later age as full Social Security benefits would become payable to the Executive under then-applicable law, it being understood that this deduction will be made even if benefits are not yet being paid to the Executive);

the annual pension payable to the Executive from any defined benefit plan of the Company or any prior employer of the Executive (determined using the pension amount as in effect as of December 31, 2004), and the aggregate Annual Annuity Equivalent for any and all defined contribution plans, including 401(k) plans (excluding any amounts attributable to the Executive’s own contributions) maintained by the Company during the Executive’s employment (determined as of December 31, 2004).

Notwithstanding the forgoing, in the event of the occurrence of any of the circumstances described in Section 1.17.2, the Vested Percentage shall not be adjusted pursuant to Section 1.17.2

For all purposes under this Agreement, the Executive’s Pre-2005 Accrued Benefit shall be paid in the Actuarial Equivalent form of a lump sum.

Section 2.1 is hereby amended to read as follows:

2.1	Termination of Service with respect to Post-2004 Accrued Benefit

If the Executive terminates service as an employee with the Company (other than for “Specially-Defined Cause”, as such term is defined in Section 2.6.1) he shall receive his Post-2004 Accrued Benefit (determined as of his last day of employment) as soon as reasonably practicable following his separation from service, but in no event later than thirty (30) days following such separation from service; provided, however, that if the Executive is a “specified employee” within the meaning of Section 409A of the Code, the Executive’s payment shall not be made sooner than six (6) months and one day following his separation from service from the Company.

A new Section 2.1A is hereby added to read as follows:

2.1A	Termination of Service with respect to Pre-2005 Accrued Benefit

If the Executive terminates service as an employee with the Company (other than for “Specially-Defined Cause”, as such term is defined in Section 2.6.1), he shall receive his Pre-2005 Accrued Benefit, such benefit to commence on his Normal Retirement Date unless the Executive elects to receive an earlier distribution.

Section 2.2 is hereby amended to read as follows:

2.2	Lesser Benefit Paid on Early Retirement

If the Executive receives a payment under Sections 2.1, 2.3, 2.4 or 2.7 and such payment is made on a date before his Normal Retirement Age, the benefit shall be the benefit that would have been payable if the benefit had been paid at the Executive’s Normal Retirement Age less 6% of the Post-2004 Accrued Benefit or Pre-2005 Accrued Benefit (as the case may be) for each year by which payment of the benefit is advanced.

Section 2.3 is hereby amended to read as follows:

2.3	Disability

2.3.1	In the event that the Executive shall become “disabled” (as defined below) while in the employ of the Company and prior to his Normal Retirement Date, he shall become fully vested in his Post-2004 and Pre-2005 Accrued Benefit, computed at the time of the Executive’s Disability. He shall commence to receive such Accrued Benefit as soon as reasonably practicable following the date he is considered “disabled” as defined below, but in no event later than thirty (30) days following such date. For purposes of the accrual of benefits under this Agreement, time spent on Disability shall not be deemed to be time spent as an employee of the Company. Payments under this Section 2.3 shall be in addition to any payments otherwise payable to the Executive as a result of Disability under any other plans or agreements in effect from time to time.

2.3.2	The Executive shall be considered to be “disabled” or under “Disability” when he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for continuous period of not less than 12 months. The Executive shall be considered to be no longer “disabled” at such time as he returns to work in a position with responsibilities comparable to those inherent in the position in which he was employed on the date he became “disabled.”

2.3.3	If the Executive recovers from his Disability and returns to the employ of the Company, upon his subsequent termination of service as an employee of the Company he shall be entitled to such retirement or termination benefits as he has accrued during his employment at the Company before and after his Disability.

2.3.4	In the event there is disagreement as to whether the provisions of this Section 2.3 are applicable, the Company and the Executive (or his personal representative) each shall select a physician. If the physicians are in disagreement, they shall select a third physician. A majority opinion of the three (3) physicians as to Disability shall be binding on all the parties hereto. The parties agree that the Company will, regardless of the outcome of this procedure, reimburse the Executive (or his surviving spouse or Beneficiaries, as the case may be) for the reasonable and necessary fees and costs directly attributable to such procedure.

Section 2.4 is hereby amended to read as follows:

2.4	Death Benefits

If the Executive should die prior to commencement of benefits hereunder, the Post-2004 Accrued Benefit and the Pre-2005 Accrued Benefit shall be payable in a lump sum to the Executive’s Beneficiaries commencing as soon as reasonably practicable following the date of the Executive’s death, but in no event later than thirty (30) days following such date.

A new Section 2.7 is hereby added to read as follows:

2.7	Payments

The Executive will receive his Pre-2005 Accrued Benefit determined under Section 1.1A above in a lump sum to be paid as soon as reasonably practicable after January 2, 2007 (but in no event later than thirty (30) days after such date). The Executive will receive his Post-2004 Accrued Benefit determined under Section 1.1 above in a lump sum to be paid as soon as reasonably practicable after January 2, 2007 (but in no event later than thirty (30) days after such date); provided, however, that if the Executive is a “specified employee” within the meaning of Section 409A of the Code, the Executive’s payment of his Post-2004 Accrued Benefit under Section 1.1 of this Agreement shall not be made sooner than six (6) months and one day following her separation from service from the Company.

Notwithstanding any provision in the Agreement to the contrary, the Agreement is terminated effective January 2, 2007.

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the day and year first written above.

BOSTON COMMUNICATIONS, GROUP, INC.		EXECUTIVE

By:	/s/ Thomas Doherty	By:	/s/ Kimberly Obremski
Name:	Thomas Doherty	Name:	Kimberly Obremski
Title:	Acting Chief Financial Officer	Date signed: January 4, 2007
Date signed: January 2, 2007